EXHIBIT "1.5"
"ARTICLES OF AMENDMENT 1996"

ENDORSED FILED in the office of the Secretary of State of the State of California APR 24 1996 /S/ Bill Jones, Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

The Undersigned certify that:

1.       They are the President and Secretary, respectively, of:

                             WEST COAST MINES, INC.
                              DALLAS, TEXAS OFFICE
                               III LINCOLN CENTRE
                          5430 LBJ FREEWAY / SUITE 1600
                               DALLAS, TEXAS 75240
                                 (214) 369-4005

                               Fax: (214)369-2807

                            A California Corporation.

2. Article FOURTH of the Articles of Incorporation of this corporation is hereby amended to read as follows:

         "The amount of Common Stock the  Corporation is authorized to issue is:
         50,000,000."

         "The Par Value of such Common Stock is: $ .01"

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of West Coast Mines, Inc.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of the Shareholders of West Coast Mines, Inc., in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation as of FEBRUARY 16, 1995, was: 750,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required for approval. The percentage vote required for approval was more than 50 %.

5. We further declare under penalty of perjury under the Laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

         DATED THIS EIGHTEENTH DAY OF APRIL, 1996.

  /S/ Douglas E. Metcalf              /S/ K.D. Diepholz
  -----------------------             -----------------
      President                           Secretary





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                                                                        A475162

                               State of California



                               [graphic omitted]
                               SECRETARY OF STATE



                              CORPORATION DIVISION

         I, BILL JONES, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                                 IN WITNESS WHEREOF, I execute
                                    this certificate and affix the Great Seal of the State of California this

                                                          APR 25    1996

                                         /S/ Bill Jones
                                         -----------------
                                         Secretary of State




[graphic omitted]
The Great Seal of the State of California